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                                                                    EXHIBIT 4(b)

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                                 AMR CORPORATION

                                       to

                                 CITIBANK, N.A.,
                                   as Trustee

                           --------------------------


                          SUPPLEMENTAL INDENTURE NO. 1

                               Dated July 13, 1999


                           --------------------------




                                    Series of
                  7.875% Public Income NotES due July 13, 2039
                                  $150,000,000


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                                 AMR CORPORATION

                          SUPPLEMENTAL INDENTURE NO. 1

                                  $150,000,000
                  7.875% Public Income NotES due July 13, 2039



                  SUPPLEMENTAL INDENTURE No. 1, dated July 13, 1999, from AMR CORPORATION, a Delaware corporation (the "Company"), to CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee").

                                    Recitals

                  The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 1, 1998 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

                  Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

                  Section 8.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections
2.1 and 3.1 of the Indenture.

                  For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities of such series:

                                    ARTICLE I
                       RELATION TO INDENTURE; DEFINITIONS

                  Section 1.1. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

                  Section 1.2. For all purposes of this Supplemental Indenture No. 1:

                  (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;



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                  (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

                  (3) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1.

                                   ARTICLE II
                               THE SERIES OF NOTES

                  Section 2.1. Title of the Securities. There shall be a series of Securities designated the "7.875% Public Income NotES" (the "Notes").

                  Section 2.2. Limitation on Aggregate Principal Amount; Date of Notes. The aggregate principal amount of the Notes shall be limited to $150,000,000; provided, however, that the series may be reopened if the underwriters (the "Underwriters") named in that certain Underwriting Agreement, dated July 7, 1999 (the "Underwriting Agreement"), between the Company and Goldman, Sachs & Co. and Salomon Smith Barney Inc., as Representatives of the Underwriters named in Schedule I thereto, exercise all or any portion of the option granted pursuant to the Underwriting Agreement to buy up to an additional $22,500,000 aggregate principal amount of Notes at any time on or prior to August 6, 1999 (the "Underwriters' Option"). If the Underwriters' Option is exercised in whole or in part, the limit on the aggregate principal amount of Notes shall be increased by the aggregate principal amount of Notes with respect to which the Underwriters' Option is exercised and any Note issued pursuant to or in consequence of the Underwriters' Option shall constitute a "Note" for all purposes of the Indenture and of this Indenture Supplement and a part of the series of 7.875% Public Income NotES due July 13, 2039 provided for herein. Each Note shall be dated the date of its authentication.

                  Section 2.3. Principal Payment Dates. The principal of the Notes shall be payable in a single installment on July 13, 2039.

                  Section 2.4. Interest and Interest Rates. The rate of interest on each Note shall be 7.875% per annum, accruing from July 13, 1999 or from the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for. Interest shall be payable on each Note in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on July 31, 1999 (each, an "Interest Payment Date"). The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year, and for any period shorter than a full quarterly interest period, will be computed on the basis of the actual number of days elapsed in such 90-day quarterly interest period. The interest so payable on any Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the January 15, April 15, July 15 or October 15, respectively (whether or not a Business Day) (each a "Regular Record Date") preceding such Interest Payment Date. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note is registered on

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the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Note is registered on the special record date or other specified date determined in accordance with the Indenture.

                  Section 2.5. Place of Payment. The Place of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

                  Section 2.6. Redemption. The Notes shall not be subject to redemption at the option of the Company at any time prior to July 13, 2004. The Notes shall be redeemable at the option of the Company, in whole or in part, on or at any time after July 13, 2004 at a Redemption Price equal to 100% of the principal amount of the Notes so redeemed plus accrued and unpaid interest to the Redemption Date. So long as the Notes are listed for trading on the New York Stock Exchange, if less than all of the Notes are to be redeemed, the Trustee, not more than 45 days prior to the redemption date, shall select the Notes to be redeemed by lot or pro rata or in such other manner permitted by the rules of the New York Stock Exchange. The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions or upon the happening of any specified event or at the option of any Holder of the Notes. The Company may at any time repurchase any of the Notes at any price in the open market and may hold, resell or surrender such Notes to the Trustee for cancellation.

                  Section 2.7. Denomination. The Notes shall be issued in denominations of $25 and integral multiples thereof.

                  Section 2.8. Currency. Principal and interest on the Notes shall be payable in Dollars.

                  Section 2.9. Registered Securities. The Notes shall be issued as Registered Securities, without coupons.

                  Section 2.10. Form of Notes. The Notes shall be substantially in the form attached as Exhibit A hereto.

                  Section 2.11. Defeasance and Covenant Defeasance. The provisions of Sections 4.4 and 4.5 of the Indenture shall apply to the Notes.

                  Section 2.12. Registrar and Paying Agent. The Trustee shall initially serve as Registrar and Paying Agent.

                  Section 2.13 Global Form. The Notes will be issued in whole in global form and the Depositary for the Notes shall initially be The Depository Trust Company. Beneficial owners


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
of interests in the Notes may not exchange such interests for certificated Notes, except as provided in Section 3.5 of the Indenture. In addition to the legend set forth in Section 2.4 of the Indenture, the Notes shall bear a legend in substantially the following form:

                           Unless this certificate is presented by an authorized
                  representative of The Depository Trust Company, a New York corporation ("DTC"), to AMR Corporation or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         The Notes shall be subject initially to the conditions set forth in the Letter of Representations among the Company, the Trustee and The Depository Trust Company, dated July 6, 1999, relating to the Notes.

                                   ARTICLE III
                            MISCELLANEOUS PROVISIONS

                  Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

                  Section 3.2. This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  Section 3.3. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.


                                            AMR CORPORATION



                                            By:
                                               -------------------------------
                                                 Gerard J. Arpey
                                                 Senior Vice President and
                                                 Chief Financial Officer

[Corporate Seal]


Attest:
       -----------------------------
          Charles D. MarLett
            Corporate Secretary


                                            CITIBANK, N.A.,
                                                 Trustee



                                            By:
                                               -------------------------------
                                                 Name:
                                                 Title:

[Corporate Seal]


Attest:
       -----------------------------
          Name:
          Title:


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                                                                    Exhibit A to
                                                    Supplemental Indenture No. 1


                             [FORM OF FACE OF NOTE]

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AMR CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE IN GLOBAL FORM, SUBJECT TO THE FOREGOING.


                  7.875% Public Income Notes Due July 13, 2039

                                 AMR CORPORATION

                              CUSIP No.


No.                                                          $
    ---------------                                           -----------------


                  AMR Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of _______________ Dollars on July 13, 2039 upon presentation and surrender of this Note and to pay interest thereon from July 13, 1999 or from the most recent interest payment date to which interest has been paid or duly provided for. Interest shall be payable on this Note in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on July 31, 1999, at the rate of 7.875% per annum, until the principal hereof is paid or made available


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for payment, and at the rate borne by this Note on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable on any interest payment date which is punctually paid or duly provided for on any interest payment date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15, April 15, July 15 or October 15, respectively (whether or not a Business Day), preceding such interest payment date. Interest payable on this Note which is not punctually paid or duly provided for on any interest payment date shall forthwith cease to be payable to the person in whose name this Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the person in whose name this Note is registered on the Special Record Date or other specified date determined in accordance with the Indenture referred to on the reverse hereof.

                  Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register of Holders of the Notes or
(ii) by wire transfer to an account maintained by the person entitled thereto as specified in the register of Holders of the Notes.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.




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                  IN WITNESS WHEREOF, AMR Corporation has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its Chairman of the Board and President, one of its Executive Vice Presidents, one of its Senior Vice Presidents or one of its Vice Presidents and impressed or imprinted with its corporate seal or facsimile thereof, attested by the manual or facsimile signature of its Corporate Secretary or an Assistant Secretary.


Dated:

[Corporate Seal]                            AMR CORPORATION



                                            By:
                                               ------------------------------
                                               Title:

                                            Attest:
                                                   --------------------------
                                                   Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Securities of a series issued under the within-mentioned Indenture.


                                            CITIBANK, N.A.,
                                               as Trustee



                                            By:
                                               ------------------------------
                                                  Authorized Officer


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                            [FORM OF REVERSE OF NOTE]


                  This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1998 (herein called the "Indenture"), from the Company to Citibank, N.A. (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited to $150,000,000 in aggregate principal amount (but subject to increase as set forth in the Supplemental Indenture referred to below), and is issued pursuant to Supplemental Indenture No. 1, dated July 13, 1999, from the Company to the Trustee, relating to the Securities of this series.

                  The Securities of this series shall not be subject to redemption at the option of the Company at any time prior to July 13, 2004. The Securities of this series shall be redeemable at the option of the Company, in whole or in part, on or at any time after July 13, 2004 at a redemption price equal to 100% of the principal amount of the Securities so redeemed plus accrued and unpaid interest to the redemption date. The Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund or upon the happening of any specified event or at the option of any Holder of the Securities.

                  The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive certain existing defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of


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transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Security is registrable on the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes (subject to the provisions hereof with respect to determination of the person to whom interest is payable).

                  No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of the Company or any successor Person shall have any liability for any obligations of the Company or any successor Person, either directly or through the Company or any successor Person, under the Securities of this series or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Security of this series, each Holder agrees to the provisions of this paragraph and waives and releases all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities of this series.

                  THIS SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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